UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    January 8, 2007

Altair Nanotechnologies Inc.

 (Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

204 Edison Way Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreement.

On January 8, 2007, Altair Nanotechnologies Inc., through its second-tier subsidiary Altairnano, Inc. ("Altair"), entered into a purchase and supply agreement (the "Supply Agreement") with Phoenix Motorcars, Inc., a California corporation ("Phoenix"), related to the purchase and sale of NanoSafeTM 35 KWh battery pack systems for use in CARB type II BEV and CARB type III BEV electric motorcars, but not hybrid electric motorcars, manufactured by or for Phoenix. Subject to minimum purchase and supply commitments, Altair shall be the sole supplier of Phoenix, and Phoenix shall be the sole customer of Altair, for battery pack systems for inclusion in electric, but not hybrid electric, motorcars through 2009. Altair is not prohibited from providing battery packs for assessment purposes. The agreement also includes terms related to indemnification, warranties and warranty limitations, trademarks and other issues.

For deliveries during 2007, the purchase price for the battery packs will consist of a down payment, a payment due within 30 days of the receipt of invoice and a promissory note for the remainder with an interest rate equal to the prime lending rate plus 1% payable within 360 days of delivery of the applicable battery pack. For deliveries during subsequent periods, if any, the purchase price will consist of a down payment with the remaining amount due within 30 days of Phoenix’s receipt of invoice. In addition, Altair will receive a technology fee equal to the monetized value of an amount of zero emission credits per battery pack.

Subject to rights of termination by the parties for breaches of the Agreement, Phoenix may renew the Supply Agreement for up to 7 additional one year terms after the initial three year term by providing Altair with written notice at least 120 days prior to the end of the current term, provided that Phoenix has placed definitive orders for a minimum number of battery packs or, in the alternative, has paid a fee equal to 50% of the purchase price for the number of battery packs equal to the gap between those actual ordered and the minimum number. Annual minimums are negotiated and updated annually.

Altair received shares of common stock of Phoenix, representing 16.6 percent ownership in Phoenix as of the date hereof, under the terms of the Supply Agreement.

The foregoing paragraphs provide a summary of selected provisions of the Supply Agreement. This summary is qualified in its entirety by reference to the copy of the Supply Agreement attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase and Supply Agreement, dated January 8, 2007, by and between Altair Nanotechnologies Inc. and Phoenix Motorcars, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: January 12, 2007	By:	/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer